UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2009

THE NATIONAL SECURITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 19, 2009, The National Security Group, Inc. issued a press release declaring a quarterly dividend. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Document

99.1	Press release, dated October 19, 2009, issued by The National Security Group, Inc.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: October 19, 2009	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

The National Security Group, Inc.	Exhibit 99.1
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information: Contact Brian McLeod – Chief Financial Officer @ (334) 897-2273.

The National Security Group, Inc

Declares Cash Dividend

ELBA, ALABAMA (October 19, 2009)...On October 16, 2009, the Board of Directors of The National Security Group, Inc. (NASDAQ:NSEC), declared a quarterly dividend of $.15 per share. This represents an annual indicated dividend rate of $.60 per share. This cash dividend is payable on November 30, 2009 to shareholders of record November 9, 2009. With its home office in Elba, Alabama, The National Security Group, Inc. is an insurance holding company. Company shares are traded on the NASDAQ Global Market under the symbol NSEC.